Exhibit 10.18.7

OLD DOMINION FREIGHT LINE, INC.

DIRECTOR PHANTOM STOCK PLAN

ARTICLE 1. PURPOSE. Old Dominion Freight Line, Inc. (as defined below, the “Company”) hereby adopts this Director Phantom Stock Plan (as defined below, the “Plan”). The purposes of the Plan are to (a) attract and retain Eligible Directors by having a portion of the total cash compensation payable to such Eligible Directors based on the value of the Common Stock of the Company; and (b) promote the growth and profitability of the Company by further aligning the interests of Eligible Directors with those of the Company and its shareholders.

ARTICLE 2. DEFINITIONS. In addition to other terms which may be defined herein, the following terms shall have the meanings set forth below (unless otherwise indicated by the context):

2.1. “Administrator” means the Board of Directors or, upon its delegation of authority to administer the Plan to the Committee, the Committee.

2.2. “Affiliate” means any parent or subsidiary (as such terms are defined in Code Section 424(e) and Section 424(f), respectively) of the Company, and also includes any other business entity which is controlled by, under common control with or controls the Company.

2.3. “Annual Award” means an Award granted to an Eligible Director pursuant to Section 6.1(a) herein.

2.4. “Applicable Law” or “Applicable Laws” means any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act, the Exchange Act and the Code.

2.5. “Award” means a grant of shares of Phantom Stock. An Award may be an Annual Award and/or a Discretionary Award, as further described in Section 6.1 herein.

2.6. “Award Agreement” an award agreement entered into between the Company and the Participant evidencing the terms of an Award of Phantom Stock.

2.7. “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8. “Change of Control” means the earliest of the following dates which occurs after the Effective Date of this Plan:

(a) the date any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) together with its affiliates, excluding employee benefit plans of the Company, is or becomes (or publicly discloses that such person or group is or has become), directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding voting securities; provided, however, that the event described in this subparagraph (a) shall not be deemed to be a Change of Control by virtue of the beneficial ownership, or the acquisition of beneficial ownership, of voting securities by (i) any employee benefit plan sponsored or maintained by the Company or by a person controlled by the Company; (ii) any underwriter (as such term is defined in Section 2(a)(11) of the Securities Act) that beneficially owns voting securities temporarily in connection with an offering of such securities; or (iii) any member of the family of Earl E. Congdon and/or John R. Congdon. For the purpose of clause (iii) above, “family” means Earl E. Congdon, John R. Congdon and any lineal descendent, including adoptive relationships, of Earl E. Congdon or John R. Congdon, any spouse of the foregoing and any trust established by or for the benefit of any of the foregoing; or

(b) the date when, as a result of a tender offer or exchange offer for the purchase of securities of the Company (other than such an offer by the Company for its own securities), or as a result of a proxy contest, merger, share exchange, consolidation or sale of assets, or as a result of any combination of the foregoing, individuals who at the beginning of any two-year period during the term of the Plan constitute the Board, plus new directors whose election or nomination for election by the Company’s shareholders is approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such two-year period (“Continuing Directors”), cease for any reason during such two-year period to constitute at least two-thirds (2/3) of the members the Board; or

(c) the effective date of a merger, share exchange or consolidation of the Company with any other corporation or entity regardless of which entity is the survivor, other than a merger, share exchange or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving or acquiring entity) at least sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; or

(d) the effective date of a complete liquidation or winding-up of the Company; or

(e) the effective date of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(f) the date of a filing of a petition in bankruptcy of the Company, whether voluntary or involuntary.

2.9. “Code” means the Internal Revenue Code of 1986, as amended, and rules, regulations and other guidance issued thereunder.

2.10. “Committee” means the Compensation Committee of the Board which may be appointed to administer the Plan.

2.11. “Common Stock” means (a) the common stock of the Company, par value $0.10 per share, (b) if there is a merger or consolidation and the Company is not the surviving corporation, the capital stock of the surviving corporation given in exchange for such Common Stock of the Company, or (c) any successor securities to the securities referenced in Section 2.11(a) and (b) herein, in each case as adjusted as provided in ARTICLE 9.

2.12. “Company” means Old Dominion Freight Line, Inc., a Virginia corporation with its principal offices at Thomasville, North Carolina, and any successor company thereto.

2.13. “Director” means a member of the Board of Directors.

2.14. “Discretionary Award” means an Award granted to an Eligible Director pursuant to Section 6.1(b) herein.

2.15. “Effective Date” means May 28, 2008, the effective date of the Plan.

2.16. “Eligible Director” means a Director who is not an Employee of the Company or an Affiliate on the Grant Date and who is eligible to receive an Award pursuant to ARTICLE 6 herein.

2.17. “Employee” means any person who is an employee of the Company or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Company or an Affiliate the legal and bona fide relationship of employer and employee.

2.18. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statutes or regulations of similar purpose or effect.

2.19. “Fair Market Value” per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (a) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, LLC (“NASDAQ Stock Market”), the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market (as applicable) on the date immediately preceding the Grant Date, Settlement Date or other date a determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date immediately preceding the valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate.

2.20. “Grant Date” means the date an Award is granted to a Participant.

2.21. “Participant” means an Eligible Director who has received an Award that has not been settled, cancelled or forfeited.

2.22. “Person” means any individual, partnership, joint venture, corporation, company, firm, group or other entity.

2.23. “Phantom Stock” means a contractual right to receive an amount in cash equal to the Fair Market Value of a share of Common Stock on the Settlement Date.

2.24. “Plan” means the Old Dominion Freight Line, Inc. Director Phantom Stock Plan, as herein set out, or as duly amended and/or restated.

2.25. “Securities Act” means the Securities Act of 1933, as amended, and any successor statutes or regulations of similar purpose or effect.

2.26. “Settlement Date” means the date on which an Award or Awards of vested shares of Phantom Stock shall first become payable to a Participant, which date shall be the date of the Participant’s termination of service as a Director for any reason (including but in no way limited to termination of service due to death or Total Disability); provided, however, that any such termination of service shall also constitute a “separation from service” under Code Section 409A.

2.27. “Total Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine whether a Total Disability has occurred.

ARTICLE 3. ADMINISTRATION OF THE PLAN.

3.1. Duties and Powers of the Administrator.

(a) The Plan shall be administered by the Board unless the Board elects to delegate all (other than the powers reserved for the Board in ARTICLE 12) or part of its administrative authority to the Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. Except to the extent otherwise required under Code Section 409A, the Administrator shall have authority in its discretion to accelerate or modify vesting of Awards granted to any Participant (but not to accelerate or modify distribution of such Awards, unless such accelerated or modified distribution would be in compliance with Code Section 409A). In addition to action by meeting in accordance with Applicable Laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. The decisions and interpretations of the Administrator with respect to any matter concerning the Plan or any Award shall be final, conclusive and binding on all parties who have an interest in the Plan or such Award. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board and the Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Company’s articles of incorporation and bylaws and/or under Applicable Laws. No individual member of the Board or Committee, as applicable, shall have any right to vote or decide upon any matter relating solely to himself or to any of his exclusive rights or benefits under the Plan (provided, however, that such member may sign unanimous written consents to resolutions adopted or other actions taken without a meeting and may vote or decide upon matters that apply generally to Participants, and not solely to the Director, under the Plan).

3.2. Delegation. Notwithstanding the other provisions of Section 3.1, the Administrator may delegate to one or more officers of the Company the authority to make decisions with respect to technical matters regarding Plan administration (such as determination of the Fair Market Value on the Settlement Date or calculation of the amount of installment payments), subject to any restrictions imposed by Applicable Laws (including but not limited to Rule 16b-3 adopted under the Exchange Act) and such terms and conditions as may be established by the Administrator. To the extent that the Administrator has delegated authority pursuant to this Section 3.2 to one or more officers of the Company, references to the “Administrator” shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3 and other Applicable Laws.

3.3. Expenses; Professional Assistance. All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons in accordance with Applicable Laws.

ARTICLE 4. ELIGIBILITY. An Award may be granted to an individual who is an Eligible Director on the Grant Date.

ARTICLE 5. PHANTOM STOCK SHARES SUBJECT TO PLAN. Shares of Phantom Stock available for Awards under this Plan shall be subject to adjustment as provided in ARTICLE 9. Any shares of Phantom Stock subject to an Award which, for any reason, expires, is cancelled, is forfeited or is otherwise terminated without settlement with respect to such shares may again be subject to an Award granted under the Plan. No shares of Common Stock shall be issued pursuant to the Plan and payments made under the Plan, if at all, shall be made solely in cash. References to shares of Common Stock are for valuation (or similar) purposes only, and not to grant any voting or other rights associated with ownership of Common Stock (other than dividend equivalent rights which may be granted pursuant to ARTICLE 8).

ARTICLE 6. GRANT AND VESTING OF AWARDS; FORFEITURE.

6.1. Grant of Awards. Each Eligible Director shall be eligible to receive Annual Awards of Phantom Stock as provided in Section 6.1(a) herein and Discretionary Awards as provided in Section 6.1(b) herein. The grant of Awards under the Plan shall not in any way restrict the authority of the Company to provide other compensation to Directors, whether through the payment of regular fees or otherwise. Each Award shall be evidenced by an Award Agreement containing such terms and conditions, not inconsistent with the Plan, as the Administrator shall approve.

(a) Annual Awards: On the fifth business day following the date of each annual meeting of the shareholders of the Company, commencing with the 2008 annual meeting of shareholders, each Eligible Director shall be granted an Annual Award for such number of shares of Phantom Stock as is equal to (i) $30,000, divided by (ii) the Fair Market Value of a share of Common Stock on the Grant Date, rounded down to the next lowest whole number.

(b) Discretionary Awards: In addition, the Administrator may, in its sole and absolute discretion, at any time and from time to time, grant Discretionary Awards for shares of Phantom Stock to any Eligible Director. The Administrator shall determine the number of shares of Phantom Stock to be granted pursuant to such discretionary Awards, and the vesting and other terms and conditions of such Awards, which may, in its sole and absolute discretion, vary for each Eligible Director and from the terms of Annual Awards; provided, however, that distribution of amounts payable pursuant to a Discretionary Award may be made only upon the occurrence of the Settlement Date.

6.2. Phantom Stock Award Accounts. Any shares of Phantom Stock awarded to a Participant pursuant to an Award shall be credited to a Phantom Stock account to be maintained on behalf of such Participant. Such account shall be debited by the number of shares of Phantom Stock with respect to which any payments are made pursuant to ARTICLE 7.

6.3. Vesting. A Participant shall have no right to receive payment for any shares of Phantom Stock subject to an Award unless (and then only to the extent that) the Award has vested and the Settlement Date has occurred. Unless otherwise determined by the Administrator, each Award shall vest on the earlier to occur of the following:

(a) the earlier of (i) the one-year anniversary of the Grant Date or (ii) the date of the first annual meeting of shareholders that occurs after the Grant Date, provided that the Participant is still in service as a Director on such earlier date;

(b) the date of a Change of Control, provided that the Participant is still in service as a Director on such date; or

(c) the date of the Participant’s death or Total Disability while a Director of the Company, provided the Participant is still in service as a Director on such date.

6.4. Forfeiture. Unless otherwise determined by the Administrator, any Award which is not vested on the date of a Participant’s termination of service with the Company as a Director (for any reason, regardless of whether such termination of service is by the Company or the Director) shall be forfeited, no payment shall be made with respect to the unvested portion of the Award, and the Participant shall have no further rights with respect to such Award to the extent unvested. In addition, in the event that a Participant is removed as a Director by the shareholders of the Company for cause (as determined under applicable state corporate law), then the Participant shall forfeit all Awards granted to him, whether vested or unvested, shall have no right to payment for such Awards and shall have no further rights with respect to such Awards.

ARTICLE 7. SETTLEMENT OF PHANTOM STOCK AWARDS.

7.1. Settlement Date. Each vested Award shall become payable upon the Participant’s Settlement Date.

7.2. Settlement of Award. On the Settlement Date, the Participant shall be entitled to receive an amount for each vested share of Phantom Stock subject to an Award equal to the Fair Market Value of a share of Common Stock on the Settlement Date, less required withholding, if any. No shares of Common Stock shall be issued pursuant to the Plan and payments made under the Plan, if at all, shall be made solely in cash. Subject to the provisions of Section 7.3 and ARTICLE 13, such amount shall be paid in cash to the Participant in twenty-four substantially equal monthly installments commencing as of the first day of the calendar month next following the Settlement Date. In the event an amount becomes payable pursuant to this ARTICLE 7 on account of the Participant’s termination of service due to death, or the Participant becomes entitled to receive an amount pursuant to this ARTICLE 7 and he dies prior to receiving any or all of the amounts to which he is due, then the amounts payable pursuant to this ARTICLE 7 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the form attached hereto as Exhibit A and filed with the Plan Administrator prior to his death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Plan Administrator prior to his death, such amounts shall be made to his estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.

7.3. Small Payments. Notwithstanding the provisions of Section 7.2, in the event the amount to be paid to or on behalf of a Participant pursuant to Section 7.2 in settlement of any Award shall be no greater than the applicable dollar amount under Code Section

402(g)(i)(B) (and such payment is otherwise in accordance with Reg. 1.409A-3(j)(4)(v)), such amount shall be paid to the Participant or his beneficiary, as the case may be, in a single lump sum payment as soon as practicable following the Settlement Date.

ARTICLE 8. DIVIDEND EQUIVALENTS. If an Award is outstanding as of the record date for determination of the shareholders of the Company entitled to receive a cash dividend on its outstanding shares of Common Stock, the Participant shall be entitled to a cash payment in an amount equal to (a) the per share amount of such dividend, multiplied by (b) the number of outstanding shares of Phantom Stock awarded, which amount shall be payable in accordance with the terms of ARTICLE 7 herein.

ARTICLE 9. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, the Administrator shall make such adjustments in the number of shares of Phantom Stock reserved under the Plan and the number of shares of Phantom Stock with respect to which an Award held by any Participant is referenced, as are necessary to prevent dilution or enlargement of an Award. Such adjustments shall be conclusive and binding upon all parties concerned.

ARTICLE 10. CANCELLATION OF AWARDS. In addition to the authority granted to the Administrator pursuant to ARTICLE 12 herein, the Administrator may cancel all or any part of an Award with the written consent of the Participant holding such Award. In the event of any cancellation, all rights of the Participant with respect to such cancelled Award shall terminate.

ARTICLE 11. MISCELLANEOUS PROVISIONS.

11.1. Assignment and Transfer. Awards shall not be transferable other than by will or the laws of descent and distribution and may be realized, during the lifetime of the Participant, only by the Participant or by his or her guardian or legal representative. No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

11.2. No Right to Awards or Continued Service. No Eligible Director, Participant or other person shall have any claim or right to be granted an Award. Under no circumstances shall the terms of the Plan constitute a contract of continuing service to the Company or in any manner obligate the Company to continue the services of an Eligible Director or Participant, nor shall the Plan affect any right which the Company or its shareholders may have to elect or remove Directors. Except as otherwise provided in the Plan or an Award Agreement, all rights of a Participant with respect to an Award shall terminate upon termination of service as a Director.

11.3. Source of Payments; No Trust; General Creditor Status. The obligations of the Company to make payments hereunder shall constitute a liability of the Company to the Participant. Such payments shall be from the general funds of the Company, and the

Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and neither the Participant nor any other person shall have any interest in any particular asset of the Company by reason of its obligations hereunder. Nothing contained in this Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Company and the Participant or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

11.4. Withholding. The Company shall have the right to deduct from payment of an Award any taxes required by law to be withheld from the Participant with respect to such payment.

11.5. Compliance with Applicable Laws. The Company may impose such restrictions on Awards, settlement of Awards and any other benefits of the Plan as it may deem advisable. Notwithstanding any other Plan provision to the contrary, the Company shall not be obligated to make any distribution of benefits under the Plan or take any other action unless such distribution or action is in compliance with all Applicable Laws. The Company shall not be deemed by any reason of the granting of any Award to have any obligation to register or maintain the registration of the Awards under the Securities Act.

11.6. No Strict Construction. No rule of strict construction shall be applied against the Company, the Administrator or any other person in the interpretation of any of the terms of the Plan, any Award or any rule or procedure established by the Administrator.

11.7. No Shareholder Rights. Except as may be otherwise provided in ARTICLE 8 with respect to dividend equivalent rights, a Participant shall not have any dividend, voting or other shareholder rights by reason of a grant of an Award or settlement of an Award.

11.8. Severability. Whenever possible, each provision in the Plan and in every Award Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Plan or any Award Agreement made thereunder shall be held to be prohibited by or invalid under Applicable Law, then (a) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by Applicable Law, and (b) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

11.9. Governing Law. The Plan and the performance hereunder and all suits and special proceedings hereunder shall be governed by and construed in accordance with and under and pursuant to the laws of the State of North Carolina without regard to conflicts of law principles thereof, except as superseded by applicable federal law.

11.10. Section 16(b) Compliance. If and to the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Company that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto.

11.11. Gender and Number. Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

ARTICLE 12. AMENDMENT AND TERMINATION.

12.1. Amendment and Termination. The Plan may be amended, suspended, altered and/or terminated at any time by the Board, provided, however, that (a) approval of an amendment to the Plan by the shareholders of the Company shall be required to the extent, if any, that shareholder approval of such amendment is required by Applicable Laws; and (b) termination or suspension of the Plan shall not result in the acceleration of payments with respect to any Award except as may be permitted by the Administrator and consistent with the requirements of Code Section 409A. Any Award may be amended, altered, suspended and/or terminated at any time by the Administrator, provided, however, that (except as provided in Section 12.2 herein), any such amendment, alteration, suspension or termination of an Award shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award.

12.2. Unilateral Authority of Administrator to Modify Plan and Awards. Notwithstanding Section 12.1, the following provisions shall apply:

(a) The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Code Section 409A).

(b) The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

ARTICLE 13. COMPLIANCE WITH CODE SECTION 409A. To the extent applicable, the Company intends that awards granted under the Plan comply with, or be exempt from, Code Section 409A of the Code and all regulations, guidance or other interpretative authority thereunder (“Code Section 409A”). The Plan shall at all times be construed in a manner designed to comply with Code Section 409A and should any provision be found not in compliance with (or not exempt from) Code Section 409A, the Plan and/or Awards shall be amended as recommended by legal counsel for the Company to achieve compliance with Code Section 409A. Without in any way limiting the effect of the foregoing, (a) in the event that exemption from or compliance with Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable; and (b) terms used in the Plan or an Award Agreement shall be construed in accordance with Code Section 409A if and to the extent required. In no event shall any payment required to be made pursuant to the Plan that is considered deferred compensation within the meaning of Code Section 409A be made to the Participant unless it is on account of a separation from service, as defined under Code Section 409A. In the event the Participant is a “specified employee” (as determined in accordance with Company procedures and Code Section 409A requirements), a distribution due to separation from service may not be made before the date that is six months after the Participant’s separation from service (or, if earlier, the date of death of the Participant). Furthermore, the first six months of any such payments of deferred compensation that are required to be paid in installments shall be paid at the beginning of the seventh month following the Participant’s separation from service. All remaining installment payments shall be made as would ordinarily have been made under the provisions of the Plan. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Company, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

ARTICLE 14. SUCCESSORS. The Plan shall bind any successor of or to the Company, the Company’s assets or the Company’s businesses (whether direct or indirect, by purchase of such assets or businesses, merger, consolidation or otherwise), in the same manner and to the same extent that the Company would be obligated under the Plan if no succession had taken place. In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by the Plan, the Company shall require such successor expressly and unconditionally to assume and agree to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The term “Company,” as used in the Plan, shall mean the Company as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the Plan. The Plan shall bind the Participants, their executors, administrators, personal representatives and beneficiaries.

ARTICLE 15. CLAIMS PROCEDURE.

15.1. Plan Year. The Plan shall be administered and the records of the Plan shall be maintained on the basis of the plan year. The plan year shall be the 12-month period ending on December 31 of each year.

15.2. Claims and Review Procedures. The following claims procedure shall apply for purposes of the Plan. The Participant and his assigns (if any) and the Company and its assigns (individually or collectively, “Claimant”) must follow the procedures set forth herein.

15.2.1 Filing a Claim; Notification to Claimant of Decision: The Claimant shall make a claim in writing in accordance with procedures and guidelines established from time to time by the Plan Administrator, which claim shall be delivered to the Plan Administrator. Any claims relating to the settlement of an Award must be made by the Claimant within the one-year period following his termination of service. The Plan Administrator shall review and make the decision with respect to any claim. If a claim is denied in whole or in part, written notice thereof shall be furnished to the Claimant within thirty (30) days after the claim has been filed. Such notice shall set forth:

(a) the specific reason or reasons for the denial;

(b) a specific reference to the provisions of the Plan on which denial is based;

(c) a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary; and

(d) an explanation of the procedure for review of the denied claim.

15.2.2 Procedure for Review: Any Claimant whose claim has been denied in full or in part may individually, or through the Claimant’s duly authorized representative, request a review of the claim denial by delivering a written application for review to the Board at any time within sixty (60) days after receipt by the Claimant of written notice of the denial of the claim. Such request shall set forth in reasonable detail:

(a) the grounds upon which the request for review is based and any facts in support thereof; and

(b) any issues or comments which the Claimant considers pertinent to the claim.

Following such request for review, the Board shall fully and fairly review the decision denying the claim. Prior to the decision of the Board, the Claimant shall be given an opportunity to review pertinent documents.

15.2.3 Decision on Review: A decision on the review of a claim denied in whole or in part shall be made in the following manner:

(a) The decision on review shall be made by the Board, which shall consider the application and any written materials submitted by the Claimant in connection therewith. The Board, in its sole discretion, may require the Claimant to submit such additional documents or evidence as the Board may deem necessary or advisable in making such review.

(b) The Board shall render a decision upon a review of a denied claim within sixty (60) days after receipt of a request for review. If special circumstances (such as the need to hold a hearing on any matter pertaining to the denied claim) warrant additional time, the decision will be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. Written notice of any such extension will be furnished to the Claimant prior to the commencement of the extension.

(c) The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Claimant, and the specific references to the provisions of the Plan on which the decision is based. The decision of the Board on review shall be final and conclusive upon all persons. If the decision on review is not furnished to the Claimant within the time limits prescribed in subparagraph (b) above, the claim will be deemed denied on review.

ARTICLE 16. RIGHT OF OFFSET. Notwithstanding any other provision of the Plan to the contrary, the Company may (subject to any Code Section 409A considerations) reduce the amount of any payment otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to or on behalf of the Company that is or becomes due and payable, including without limitation, any obligation arising under the Sarbanes-Oxley Act of 2002, and, by becoming a Participant in the Plan, each Participant shall be deemed to have consented to such reduction. In addition, without in any way limiting the effect of the foregoing, by participating in the Plan, a Participant shall be deemed to have agreed that any compensation payable to him under the Plan (or other compensation for service as a Director) will be subject to any recoupment, “clawback” or similar written policy adopted by the Board on or after the Effective Date of the Plan, as such policy may be amended from time to time.

ARTICLE 17. EFFECTIVE DATE OF THE PLAN. The Effective Date of the Plan shall be May 28, 2008. Awards may be granted under the Plan on and after the Effective Date until the Plan is terminated or suspended by the Board in accordance with ARTICLE 12. Awards which are outstanding as of such termination date or suspension date shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

IN WITNESS WHEREOF, this Plan is executed in behalf of the Company effective as of the 28th day of May, 2008.

OLD DOMINION FREIGHT LINE, INC.

Attest:
	By:	/s/ David S. Congdon
/s/ Joel B. McCarty, Jr.		President and Chief Executive Officer
Secretary/Asst. Secretary
[Corporate Seal]

EXHIBIT A

BENEFICIARY DESIGNATION

OLD DOMINION FREIGHT LINE, INC.

Subject to and in accordance with the provisions of ARTICLE 7 of the OLD DOMINION FREIGHT LINE, INC. DIRECTOR PHANTOM STOCK PLAN (the “Plan”), the Participant hereby designates the following beneficiary(ies) entitled, upon the death of the Participant, to any amounts payable under ARTICLE 7 of the Plan following his death (the “death benefit”):

(A)	Primary Beneficiary(ies): In equal shares to those of the following beneficiary(ies) who are living or in existence at the Participant’s death:

Name	Relationship	Address

(B)	Contingent Beneficiary(ies): If there is no primary beneficiary living or in existence at the Participant’s death, then in equal shares to those of the following beneficiary(ies) who are living or in existence at the Participant’s death:

Name	Relationship	Address

****************************************************

This Beneficiary Designation Form supersedes and revokes all beneficiary designations, if any, previously made by the Participant but is not intended to, and does not, supercede or revoke any of the provisions of ARTICLE 7 of the Plan.

This Beneficiary Designation Form may be changed by executing and delivering a new designation to the Plan Administrator.

[Signature Page to Follow]

A-1

This Beneficiary Designation Form is signed in duplicate, and one executed copy shall be retained by the Plan Administrator and one shall be retained by the Participant.

DATED:	PARTICIPANT

By:

DATED:	PLAN ADMINISTRATOR

By:

A-2

2011 DECLARATION OF AMENDMENT TO

OLD DOMINION FREIGHT LINE, INC. DIRECTOR PHANTOM STOCK PLAN

THIS 2011 DECLARATION OF AMENDMENT, is made effective as of the 1st day of April, 2011, by Old Dominion Freight Line, Inc. (the “Company”), to the Company’s Director Phantom Stock Plan (the “Plan”).

R E C I T A L S:

WHEREAS, the Board of Directors of the Company has deemed it advisable to amend Section 6.1(a) of the Plan to increase the value of annual phantom stock awards granted to eligible directors under the Plan; and

WHEREAS, the Company desires to evidence such amendment by this Declaration of Amendment.

NOW, THEREFORE, IT IS DECLARED that upon approval of this Declaration of Amendment by the Board of Directors effective April 1, 2011, the Plan shall be and hereby is amended as follows:

1. Amendment to Section 6.1. Section 6.1(a) (“Grant of Awards – Annual Awards”) of the Plan is hereby amended by deleting in its entirety Section 6.1(a) of the Plan in its current form and substituting therefor the following:

(a)	Annual Awards: On the fifth business day following the date of each annual meeting of the shareholders of the Company, commencing with the 2011 annual meeting of shareholders, each Eligible Director shall be granted an Annual Award for such number of shares of Phantom Stock as is equal to (i) $50,000, divided by (ii) the Fair Market Value of a share of Common Stock on the Grant Date, rounded down to the next lowest whole number.

2. Continued Effect. Except as set forth herein, the Plan shall be unchanged and shall remain in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Old Dominion Freight Line, Inc. effective as of the day and year first above written.

OLD DOMINION FREIGHT LINE, INC.

BY:	/s/ David S. Congdon
David S. Congdon
President and Chief Executive Officer

ATTEST:

/s/ Joel B. McCarty, Jr.
Joel B. McCarty, Jr.
Secretary

[Corporate Seal]